Exhibit 10.16

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FIRST AMENDMENT TO RESEARCH COLLABORATION, PRODUCT

DEVELOPMENT AND LICENSE AGREEMENT

This First Amendment to the Research Collaboration, Product Development and License Agreement (the “Amendment”) is effective as of January 1, 2016 (the “Amendment Effective Date”) by and between NGM BIOPHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware (“NGM”) and MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of Delaware (“Merck”). Each of Merck and NGM may be referred to herein individually as a “Party” and collectively as “Parties.”

RECITALS:

WHEREAS, NGM and Merck are parties to that certain Research Collaboration, Product Development and License Agreement dated as of February 18, 2015 (the “Agreement”);

WHEREAS, the Parties now desire to amend the Agreement as outlined below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, NGM and Merck hereby agree as follows:

1.	AMENDMENT OF THE AGREEMENT

1.1	Section 1.198 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Research Program Year” shall mean the period from January 1 of a Calendar Year until December 31 of the same Calendar Year during the Full Research Program Term; provided, however, that (a) the Research Program Year 1 began on the Effective Date and shall be deemed to have ended on December 31, 2015, (b) the final Research Program Year of the Research Program Term (which will be: (i) Research Program Year 6 if there is no First Extension Period, (ii) Research Program Year 8 if there is a First Extension Period but no Second Extension Period, and (iii) Research Program Year 10 if there is both a First Extension Period and a Second Extension Period) shall begin on January 1 of the applicable Calendar Year and end on March 31 of such Calendar Year, (c) the Research Program Year that corresponds to Tail Year 1 (if any) shall begin on April 1 of the applicable Calendar Year and end on December 31 of the same Calendar Year and (d) the Research Program Year that corresponds to Tail Year 4 (if any) shall begin on January 1 of the applicable Calendar Year and end on March 31 of such Calendar Year.

1.2	Section 1.219 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Tail Period” shall mean the period commencing upon expiration of Research Program Term and ending on the earlier of (a) thirty-six (36) months later or (b) the effective date of Merck’s termination thereof in accordance with Section 4.4.1. For clarity, if Merck does not exercise its right pursuant to Section 4.4.1 to require NGM to conduct additional research and development of Tail Compounds/Targets, then there will not be a Tail Period. Unless Merck terminates the Tail Period in accordance with Section 4.4.1 (in which case the Tail Period and the applicable Tail Year shall end upon the effective date of such termination and there shall not be any new Tail Years after such effective date), the Tail Period shall consist of the following four (4) Research Program Years (each a “Tail Year”): (i) Tail Year 1 shall begin on April 1 of the Calendar Year in which the Research Program Term ends (such Calendar Year, the “End Year”) and shall end on December 31 of the End Year, (ii) Tail Year 2 shall begin on January 1 of the Calendar Year immediately following the End Year and end on December 31 of the same Calendar Year, (iii) Tail Year 3 shall begin on January 1 of the Calendar Year that is the second Calendar Year after the End Year and end on December 31 of the same Calendar Year, and (iv) Tail Year 4 shall begin on January 1 of the Calendar Year that is the third Calendar Year after the End Year and end on March 31 of the same Calendar Year.

1.3	Section 1.220 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Tail Year” shall have the meaning set forth in Section 1.219.

1.4	The table in Section 4.2.3(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

FUNDING YEAR	AMOUNT OF PAYMENT
Research Program Years 2 through 5	$50,000,000
Research Program Year 6 if there is no First Extension Period	[	*]

1.5	Section 4.2.3(e) of the Agreement is hereby deleted and replaced in its entirety with the following:

Funding of FTE’s and External Costs during the First Extension Period (i.e., Research Program Year 6 and Research Program Year 7) or the Second Extension Period (i.e., Research Program Year 8, Research Program Year 9 and Research Program 10) shall be at such levels as is mutually agreed upon by the Parties in writing, but shall be on similar business terms and payment mechanism as described above in this Section 4.2; provided, however, that the funding of FTE’s and External Costs for the first Calendar Quarter of Research Program

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Year 6 shall be determined solely by NGM and shall not exceed [*] unless such cap is increased by mutual written agreement of the Parties or in accordance with Section 4.2.7. Such agreement on funding of FTE’s for each Research Program Year of the First Extension Period and Second Extension Period, as applicable, shall include a budget cap of at least [*] and no greater than [*] of the sum of (i) the Research Funding for the first Calendar Quarter of Research Program Year 6 plus (ii) the Research Funding for the second, third and fourth Calendar Quarters of Research Program Year 5, excluding, for clarity, any amounts paid under Section 4.2.7 (such sum, the “Research Funding Reference Amount”); provided, however, that with respect to the last Research Program Year of the Research Program Term (i.e., Research Program Year 8 if there is a First Extension Period but no Second Extension Period, and Research Program 10 if there is both a First Extension Period and a Second Extension Period), the budget cap shall be at least [*] and no greater than [*] of the Research Funding Reference Amount. NGM shall not be required to conduct any research or development activities during any such First Extension Period or Second Extension Period until such funding levels are agreed.

1.6	Section 4.2.7 of the Agreement is hereby deleted and replaced in its entirety with the following:

Potential Increases to the Research Funding Cap. In accordance with Section 4.1.7, in the event that NGM has exceeded or anticipates exceeding the Research Funding Budget for a given Research Program Year, and where at least one Research Program Development Candidate has been nominated under the Research Program, Merck shall increase the Research Funding Budget solely for the purpose of performing those IND-enabling or later staged activities for the relevant Research Program Year for all Research Program Development Candidates during such Research Program Year by up to the amount listed in the table below in the aggregate; provided, however, that, such amount shall be reduced each Research Program Year by an amount equal to the value of the activities that Merck performs, if any, in accordance with Section 4.1.7 (e.g., reduced by the number of Merck FTEs engaged in such activities at the FTE Rate and reduced by out-of-pocket costs Merck incurs in connection therewith).

FUNDING YEAR	AMOUNT OF PAYMENT
Research Program Years 2 through 5	[	*]

Research Program Year 6 if there is no First Extension Period	[	*]

Research Program Years 6 and 7 if there is a First Extension Period	[	*]

Research Program Year 8 if there is a First Extension Period but no Second Extension Period	[	*]

Research Program Years 8 and 9 if there is a First Extension Period and a Second Extension Period	[	*]

Research Program Year 10 if there is a First Extension Period and a Second Extension Period	[	*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

In the event that Merck is unable or unwilling to undertake the relevant activities outlined in Section 4.1.7, such amount (less any reduction in connection with Merck’s performance of activities outlined in Section 4.1.7) shall be allocated between FTE funding and the funding of External Costs as appropriate to reflect whether NGM is using its own FTEs to perform the relevant activity or a Third Party service provider; provided, however, that, for clarity, such Research Funding Budget shall not be automatically increased by such amounts, but rather shall be increased by the actual costs incurred in connection with the relevant activities, but in no event more than the amount listed in the above table (less any reduction in connection with Merck’s performance of activities outlined in Section 4.1.7). Subject to the potential increase to the Research Funding Cap in accordance with this Section 4.2.7, the preceding sub-sections of this Section 4.2 shall continue in full force and effect with respect to accounting for and paying amounts owed and due under this Section 4.2 from Merck to NGM. Notwithstanding the foregoing, access to any such amounts shall be subject to discussion before the JEDC.

1.7	Section 4.4.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

Portfolio Review. During the [*] period immediately prior to the last day of the Research Program Term (where either no extensions remain or Merck has not elected to extend the Research Program Term), Merck shall have the right to review with NGM the Collaboration Compounds then identified, and their associated Collaboration Targets, and determine if there are Collaboration Compounds for which Merck desires NGM to continue to conduct research and development, including, where successful, through POC (the “Tail Compounds/Targets”) over the Tail Period. Merck shall have the right to require NGM to conduct such additional research and development of such Tail Compounds/Targets, subject to the limits set forth in Section 4.4.2. Notwithstanding the foregoing, Merck may terminate the Tail Period or any particular Tail Year upon [*] written notice to NGM, in which case NGM shall be responsible, at Merck’s expense, upon Merck’s election in writing, for transitioning any Clinical Studies then-being conducted to Merck or its designee, in which event the terms and conditions (including each Party’s rights and obligations) of Sections 13.6.2(d) through (i), inclusive, shall apply to all such Tail Compounds, mutatis mutandis, subject only to transfers and the like being provided by NGM to Merck (and not by Merck to NGM), or, where Merck does not so elect to have transitioned to it any such Clinical Studies, NGM shall be

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

responsible for an orderly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, of any such Clinical Studies or continuing any such Clinical Studies, at its own expense, and the applicable Collaboration Compounds shall become Non-Qualifying Compounds. Where Merck assumes the conduct of such Clinical Studies but terminates Development of the applicable Collaboration Compounds prior to completion of the first POC Trial, such Collaboration Compounds shall become Non-Qualifying Compounds. Where Merck assumes the conduct of such Clinical Studies, upon completion of the first POC Trial with respect to any Tail Compound, the Merck Option would remain in effect and be exercisable as set forth in Article 5, as though NGM had conducted such POC Trial, except that no Data Package shall be due from NGM with respect to such POC Trial, and Merck shall be required to exercise the Merck Option in the same timeframe as provided in Section 5.3.1, with such [*] period commencing once Merck has available to it the same information as would have been contained in the Data Package for such POC Compound. In addition, to the extent then-ongoing, all research activities that are not Clinical Studies under the Tail Period shall terminate, effective upon such effective date of termination, and in any event Merck shall have no obligation to pay for any External Costs or such work performed by the NGM FTEs after the effective date of such termination including the Research Funding after such date with respect thereto, and the licenses and rights granted by Merck to NGM in Section 4.1.8(a) will terminate and such licenses and rights shall revert to Merck and NGM and its Affiliates and sublicensees shall have no further rights to use any such Merck IP as contemplated by Section 4.1.8(a), except to the extent needed to conduct the activities set forth above in this Section 4.4.1.

1.8	Section 4.4.2(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

NGM shall conduct the additional research and development of Tail Compounds/Targets as requested by Merck pursuant to Section 4.4.1 and in a manner consistent with this Article 4; provided, however, that Merck shall fund all such activity in the manner consistent with the funding of FTEs and out of pocket costs (including External Costs, to the extent applicable) set forth in Section 4.2, and provided, further, unless otherwise agreed to by the Parties, that such additional research and development effort and activities shall not exceed a total research and development commitment by NGM (as measured by the total annual budget for both FTEs and External Costs) in excess of: (a) for each of Tail Year 1 and Tail Year 2, [*] of the actual amount funded for FTEs and External Costs (exclusive of any amounts paid under Section 4.2.7) in the most recent Research Program Year that consisted of four (4) Calendar Quarters (the “Last Full Research Program Year”; for clarity, the Last Full Research Program Year shall be: (i) Research Program Year 5 if there is no First Extension Period, (ii) Research Program Year 7 if there is a First Extension Period but no Second Extension Period, and (iii) Research Program Year 9 if there is both a First Extension Period and a Second Extension Period); (b) for Tail Year 3, [*] of the actual amount funded for FTEs and External Costs in the Last Full Research Program Year (exclusive of any amounts paid under Section 4.2.7); and (c) for Tail Year 4, [*] of the actual amount funded for FTEs and External Costs in the Last Full Research Program Year (exclusive of any amounts paid under Section 4.2.7).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.	MISCELLANEOUS

2.1

First Year Funding. The Parties acknowledge and agree that all funding due to NGM from Merck under this Agreement for the period between the Effective Date and the Amendment Effective Date has been paid and received in full.

2.2	Effective. This Amendment will be effective upon the Amendment Effective Date.

2.3

Full Force. Except as expressly modified herein, all of the terms and conditions of the Agreement remain in full force and effect. To the extent that there are any inconsistencies between this Amendment and the Agreement, the terms of this Amendment govern and supersede the Agreement. Capitalized terms used in this Amendment that are not otherwise defined herein have the meanings such terms are given in the Agreement.

2.4

Entire Agreement. The Agreement and this Amendment contain the entire understanding of the Parties with respect to the subject matter hereof. They supersede all other agreements and understandings, negotiations, writings and commitments, either oral or written, express or implied, with respect to the subject matter hereof.

2.5

Counterparts. This Amendment may be signed in any number of counterparts (facsimile and electronic transmission included), each of which will be deemed an original, but all of which will constitute one and the same instrument. After facsimile or electronic transmission, the Parties agree to execute and exchange documents with original signatures.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

MERCK SHARP & DOHME CORP.		NGM BIOPHARMACEUTICALS, INC.

BY:	/s/ Joanne M. Smith-Farrell	BY:	/s/ William J. Rieflin
NAME:	Joanne M. Smith-Farrell, Ph.D.	NAME:	William J. Rieflin
TITLE:	Vice President	TITLE:
Business Development Transactions

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.